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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    ---------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------
                              THE CATO CORPORATION
             (Exact name of registrant, as specified in its charter)

              DELAWARE                                         56-0484485
   (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                         Identification No.)

                                8100 Denmark Road
                      Charlotte, North Carolina 28273-5975
                                 (704) 554-8510
                    (Address of principal executive offices)
                                  -------------

                              THE CATO CORPORATION
                       1993 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                  -------------
                                MICHAEL O. MOORE
                            Executive Vice President
                           Chief Financial Officer and
                                    Secretary
                              The Cato Corporation
                                8100 Denmark Road
                      Charlotte, North Carolina 28273-5975
                     (Name and address of agent for service)
                                 (704) 554-8510
          (Telephone number, including area code, of agent for service)
                                  -------------
                         CALCULATION OF REGISTRATION FEE


=======================================================================================================================
 Title of securities to      Amount to be    Proposed maximum offering       Proposed maximum            Amount of
      be registered           registered           price per unit        aggregate offering price    registration fee
--------------------------  ---------------- --------------------------  --------------------------  ------------------
Class A Common Stock,           250,000              $10.625 (2)              $2,656,250 (1)             $ 701.25
par value $0.03 1/3
(including rights to purchase
Class A Common Stock)
=======================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Cato Corporation 1993 Stock Purchase Plan.
(2) In accordance with Rule 457(h)(1) of Regulation C, the proposed maximum offering price per unit is computed on the basis of the average of the high and low prices on the NASDAQ National Market System on January 31, 2000.

================================================================================


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                           INCORPORATION BY REFERENCE

         This registration statement registers 250,000 additional shares of Class A common stock of The Cato Corporation, rights to purchase Class A common stock, including an indeterminate amount of Plan interests under The Cato Corporation 1993 Stock Purchase Plan, shares and rights under which have previously been registered on Form S-8 (Registration No. 33-69844) (the "Prior Registration Statement"). The contents of the Prior Registration Statement are incorporated by reference into this registration statement.

                                     PART I
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") by The Cato Corporation (the "Registrant") and The Cato Corporation 1993 Stock Purchase Plan (the "Plan") are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended January 30, 1999;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended May 1, 1999, July 31, 1999 and October 30, 1999;

         (c) The Plan's Annual Report on Form 11-K for the fiscal year ended September 30, 1999;

         (d) The description of the Registrant's Common Stock, no par value contained in the Registrant's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description; and

         (e) All documents subsequently filed by the Registrant or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold from the date of filing such documents with the Commission.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document (which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



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                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on January 14, 2000.

                                      THE CATO CORPORATION


                                      By: /s/ MICHAEL O. MOORE
                                          -------------------------------------
                                               Michael O. Moore
                                               Executive Vice President
                                               and Chief Financial Officer


                                POWER OF ATTORNEY

         Each undersigned and director and officer of The Cato Corporation hereby constitutes and appoints Michael O. Moore and John P. Derham Cato, and each of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact and agents, for him and his name, place, and stead, in any and all capacities, to sign on his behalf any and all amendments (including post-effective amendments and amendments thereto) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to de done in and about the premises as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that such attorneys-in-fact or agents, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



             SIGNATURE                                        TITLE                              DATE
             ---------                                        -----                              ----
  /s/ JOHN P. DERHAM CATO                                 President and Chief Executive          January 14, 2000
------------------------------------                      Officer (principal executive
  John P. Derham Cato                                     officer) and Director





                             (Signatures Continued)


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

             SIGNATURE                                        TITLE                              DATE
             ---------                                        -----                              ----


  /s/ MICHAEL O. MOORE                                    Executive Vice President and Chief     January 14, 2000
  --------------------------------------------            Financial Officer (principal
  Michael O. Moore                                        financial officer and principal
                                                          accounting officer)


  /s/ WAYLAND H. CATO, JR.                                Chairman of the Board and Director     January 14, 2000
  --------------------------------------------
  Wayland H. Cato, Jr.


  /s/EDGAR T. CATO                                        Director                               January 14, 2000
  --------------------------------------------
  Edgar T. Cato


  /s/HOWARD A. SEVERSON                                   Director                               January 14, 2000
  --------------------------------------------
  Howard A. Severson


  /s/ROBERT W. BRADSHAW, JR.                              Director                               January 14, 2000
  --------------------------------------------
  Robert W. Bradshaw, Jr.


  /s/GRANT L. HAMRICK                                     Director                               January 14, 2000
  --------------------------------------------
  Grant L. Hamrick


  /s/THOMAS E. CATO                                       Director                               January 14, 2000
  --------------------------------------------
  Thomas E. Cato


  /s/ CLARICE CATO GOODYEAR                               Director                               January 14, 2000
  --------------------------------------------
  Clarice Cato Goodyear


  /s/ GEORGE S. CURRIN                                    Director                               January 14, 2000
  --------------------------------------------
  George S. Currin


  /s/ PAUL FULTON                                         Director                               January 14, 2000
  --------------------------------------------
  Paul Fulton


  /s/ JAMES H. SHAW                                       Director                               January 19, 2000
  --------------------------------------------
  James H. Shaw


  /s/ A.F. SLOAN                                          Director                               January 14, 2000
  --------------------------------------------
  A. F. Sloan




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         THE PLAN. Pursuant to the requirements of the Securities Act of 1933,
The Cato Corporation Compensation Committee has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on January 14, 2000.


                           THE CATO CORPORATION 1993 STOCK PURCHASE
                             PLAN


                           By:      The Cato Corporation Compensation Committee



                                    By:      /s/ PAUL FULTON
                                             ----------------------------------
                                             Paul Fulton, Committee Member


                                    By:      /s/ GRANT L. HAMRICK
                                             ----------------------------------
                                             Grant L. Hamrick, Committee Member


                                    By:      /s/ JAMES H. SHAW
                                             ----------------------------------
                                             James H. Shaw, Committee Member


                                    By:      /s/ A.F. (PETE) SLOAN
                                             ----------------------------------
                                             A.F. (Pete) Sloan, Committee Member




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                                  EXHIBIT INDEX


     EXHIBIT NUMBER                                     DESCRIPTION
     --------------                                     -----------
            4              The Cato Corporation 1993 Employee Stock Purchase Plan, as amended

            5.1            Opinion of Robinson, Bradshaw & Hinson, P.A.

           23.1            Consent of Deloitte & Touche LLP

           23.2            Consent of Robinson, Bradshaw & Hinson, P.A. (included in Exhibit 5.1)

           24              Form of Power of Attorney (included in the signature pages to this registration statement)


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